Wound Healing

ImmuneRegen
IR BIOSCIENCES HOLDINGS, INC.



Homspera®
NK1 Receptor
Direct
Indirect
Hematopoietic Stem Cell
Keratinocytes
Langerhans' cells
Neutrophils
Macrophages
Lymphocytes
Mast cells
Fibroblasts
Langerhans' cells
Neutrophils
Macrophages
Lymphocytes
Mast Cells

Background

Wound healing is divided into three distinct phases: inflammation, proliferation, and remodeling/maturation. Activation of the Neurokinin-1 receptor has been shown to play a critical role in each of these phases, and has been shown to have direct effects on reducing the length of time for wound closure. Homspera® increases the levels of numerous blood cell precursors and has direct immunomodulatory and proliferative effects on cells involved in wound healing. Topical Homspera promotes rapid wound closure and likely enhances the immunological response to concomitant local infection, potentially resulting in decreased morbidity and mortality.

Findings

- Increased proliferation of fibroblasts *in vitro* (cell culture)
- Stimulatory activity on hematopoietic stem cells
- Peer-reviewed literature suggests:
    - Normalization of inflammatory response in early phase of wound healing
    - Increased endothelial cell migration and neogenesis
    - Improved migration of epidermal and dermal cell types important for wound healing
    - Increased healing rate of wounds, including burns and diabetic ulcers
    - Reduced scarring

Porcine full-thickness excisional wound study evaluating the effects of Homspera on wound closure



Wound Area
(% of Day-Specific Vehicle-Treated Control)
Homspera 10-4 M
Wound area (% of Control)
0
10
20
30
40
50
60
70
80
90
100
110
Day 7
Day 10
Day 14
Day 17
Day 21

Pictures adapted from: [illegible]